EXHIBIT 5

HERZOG, HEINE, GEDULD, INC.
CUSTOMER AGREEMENT

PLEASE READ CAREFULLY, SIGN AND RETURN TO
HERZOG, HEINE, GEDULD, INC.
525 WASHINGTON BLVD., JERSEY CITY, NJ 07310


        In consideration for Herzog, Heine, Geduld, Inc. ("Herzog") and/or any broker ("introducing broker") for which Herzog is the clearing broker open or maintaining one or more accounts (the "Account") for the undersigned (the "Customer") the Customer agrees to the terms and conditions contained in this Agreement with both Herzog and the introducing broker. The heading of each provision of this Agreement is for descriptive purposes only and shall not be deemed to modify or qualify any of the rights or obligations set forth in each such provision. For purposes of this Agreement, "securities and other property" means, but is not limited to, money, securities, financial instruments and commodities of every kind and nature and related contracts and options, except that the provision of paragraph 24 herein (the Arbitration Clause) shall not apply to commodities accounts. This definition includes securities or other property currently or hereinafter held, carried or maintained by you or by any of your affiliates, in your possession or control, or in the possession or control of any such affiliate, for any purpose, in and for any of my accounts now or hereinafter opened, including any account in which I may have an interest.


        1. APPLICABLE RULES AND REGULATIONS. All transactions in the Customer's Account shall be subject to the constitution, rules, regulations, customs and usages of the exchange or market, and its clearing house, if any, where the transactions are executed by Herzog or its agents, including its subsidiaries and affiliates. Also, where applicable, the transactions shall be subject (a) to the provisions of (1) the Securities Exchange Act of 1934, as amended, and (2) the Commodities Exchange Act, as amended; and (b) to the rules and regulations of (1) the Securities and Exchange Commission, (2) the Board of Governors of the Federal Reserve System and (3) the Commodities Futures Trading Commission.


        2. AGREEMENT CONTAINS ENTIRE UNDERSTANDING/ASSIGNMENT. This Agreement contains the entire understanding between the Customer and Herzog concerning the subject matter of this Agreement. Customer may not assign the rights and obligations hereunder without first obtaining the prior written consent of Herzog.


        3. SEVERABILITY. If any provision of this Agreement is held to be invalid, void or unenforceable by reason of any law, rule, administrative order or judicial decision, that determination shall not affect the validity of the remaining provisions of this Agreement.

        4. WAIVER. Except as specifically permitted in this Agreement, no provision of this Agreement can be, nor be deemed to be, waived, altered, modified or amended unless such is agreed to in a writing signed by Herzog.


        5. DELIVERY OF SECURITIES. Without abrogating any of Herzog's rights under any other portion of this Agreement and subject to any indebtedness of the Customer to Herzog, the Customer is entitled, upon appropriate demand, to receive physical delivery of fully paid securities in the Customer's Account.


        6. LIENS. All securities and other property of the Customer in any account in which the Customer has an interest shall be subject to a lien for the discharges of any and all indebtedness or any other obligation of the Customer to Herzog. All securities and other property of the Customer shall be held by Herzog as security for the payment of any such obligations or indebtedness to Herzog in any account that the Customer may have an interest, and Herzog, subject to applicable law, may at any time and without prior notice to the Customer use and/or transfer any or all securities and other property interchangeable in any account(s) in which the Customer has an interest (except regulated commodity accounts).


        7. RESTRICTIONS ON TRADING. The Customer understand that Herzog may, in its sole discretion, prohibit or restrict trading of securities or substitution of securities in any of the Customer's Accounts.


        8. PLEDGE OF SECURITIES AND OTHER PROPERTY. Within the limitations imposed by applicable laws, rules and regulations, all securities and other property of the Customer may be pledged and repledged and hypothecated and rehypothecated by Herzog from time to time, without notice to the Customer, either separately or in common with such other securities and other property of other bona fide Customers of Herzog, for any amount due Herzog in the Customer(s) Account(s). Herzog may do so without retaining in its possession or under its control for delivery a like amount of similar securities or other property.


        9. INTEREST. Debit balances of the Account(s) of the Customer shall be charged with interest in accordance with Herzog's established custom, as disclosed to the Customer pursuant to the provisions of Rule 10b-16 of the Securities Exchange Act of 1934.


        10. a. Disclosures Regarding Liquidations and Covering Positions. The customer clearly understands that, notwithstanding a general policy of giving customers notice of a margin deficiency, Herzog is not obligated to request additional margin from the Customer in the event the Customer's Account fails below minimum maintenance requirements. More importantly, there may be circumstances where Herzog will liquidate securities and/or other

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


property in the Account without notice to the Customer to ensure that minimum maintenance requirements are satisfied.

               b. Liquidations and Covering Positions. Herzog shall have the right in accordance with its general policies regarding margin maintenance requirements to require additional collateral or the liquidations of any securities and other property whenever in Herzog's discretion it considers if necessary for its protection including in the event of, but not limited to: the failure of the Customer to promptly meet any call for additional collateral; the filing of a petition in bankruptcy by or against the Customer; the appointment of a receiver is filed by or against the Customer; an attachment is levied against any Account of the Customer or in which the Customer has an interest or; the Customer's death, in any such event, Herzog is authorized to sell any and all securities and other property in any Account of the Customer whether carried individually or jointly with others, to buy all securities or other property which may be short in such Account(s), to cancel any open orders and to close any or all outstanding contracts, all without demand for margin or additional margin, other notice of sale or purchase, or other notice or advertisement each of which is expressly waived by the Customer. Any such sales or purchases may be made at Herzog's discretion on any exchange of other market where such business is ususally transacted or at public auction or private sale, and Herzog may be the purchaser or seller for its own account. It is understood a prior demand, or call, or prior notice of the time and place of such sale or purchase shall not be considered a waiver of Herzog's right to sell or buy without demand or notice as herein provided.


        11. MARGIN. The Customer agrees to maintain in all accounts with Herzog such positions and margins as required by all applicable statutes, rules, regulations, procedures and custom, or as Herzog deems necessary or advisable. The Customer agrees to promptly satisfy all margin and maintenance calls.


        12. SATISFACTION OF INDEBTEDNESS. The Customer agrees to satisfy, upon demand, any indebtedness, and to pay any debit balance remaining when the Customer's Account is closed, either partially or totally. Customer Account(s) may not be closed without Herzog first receiving all securities and other property for which the Account is short and all funds to pay in full for all securities and other property in which the Account(s) are long.


        13. TRANSACTIONS AND SETTLEMENTS. All orders for the purchase or sale of securities and other property will be authorized by the Customer and executed with the understanding that an actual purchase or sale is intended and that it is the Customer's intention and obligation in every case to deliver certificates or commodities to cover any and all sales or to receive and pay for certificates or commodities upon Herzog's demand. If Herzog makes a short sale of any securities and other property at the Customer's direction or if the Customer fails to deliver to Herzog any securities and other property that Herzog has sold at the Customer's direction, Herzog is authorized to borrow the securities and other property necessary to enable Herzog to make delivery and the Customer agrees to be responsible for

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


any cost or loss Herzog may incur, or the cost of obtaining the securities and other property if Herzog is unable to borrow it. Herzog is the Customer's agent to complete all such transactions and is authorized to make advances and expend monies as are required.


        14. SALES BY CUSTOMER. The Customer understands and agrees any order to sell "short" will be designated as such by the Customer, and that Herzog will mark the order as "short." All other sell orders will be for securities owned ("long") at that time, by the Customer, and by placing the order the Customer affirms that he or she will deliver the securities on or before the settlement date.


        15. INTRODUCED ACCOUNTS. If the Account has been introduced to Herzog and is carried by Herzog only as a clearing broker, Customer agrees that Herzog is not responsible for the conduct of the introducing broker and that Herzog's only responsibilities to the Customer relate to the execution, clearing and bookkeeping of transactions in the Customer's Account(s).


        16. HERZOG AS AGENT. The Customer understands that Herzog is acting as the Customer's agent, unless Herzog notifies the Customer, in writing, before the settlement date for the transaction, that Herzog is acting as a dealer for its own account or as agent for some other person.


        17. CONFIRMATIONS AND STATEMENTS. Confirmations of transactions and statements for the Customer's Account(s) shall be binding upon the Customer if the Customer does not object, in writing, within ten days after receiving receipt by the Customer. Notice or other communications including margin and maintenance calls delivered or mailed to the address given below shall, until Herzog has received notice in writing of a different address, be deemed to have been personally delivered to the Customer whether actually received or not.


        18. CREDIT INFORMATION AND INVESTIGATION. The Customer authorizes Herzog, in its discretion, to obtain reports concerning his or her credit standing and business conduct. Upon the Customer's request, Herzog will inform the Customer whether it has obtained credit reports, and if so, Herzog will inform the Customer of the name and address of the consumer reporting agency that furnished those reports.


        19. OPTION POSITIONS. The Customer agrees not to enter into any purchase or sale of equity, debt, foreign currency or index put and call options without having read and fully understood the terms, conditions and risks, as set forth in the Characteristics and Risks of Standardized Options booklet which Herzog agrees to furnish prior to such transactions. Exercise assignment notices for option contracts are allocated among customer short

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


positions in accordance with the date of the transaction which established the short position. Positions which were established earliest will be assigned first ("First-in, First-out"). A more detailed description of FIFO allocation procedure is available upon request.


        20. NOTICE TO EXERCISE OPTIONS. If the Customer purchases any listed option, the Customer will notify Herzog of his or her intention to exercise such option no later than two hours before the expiration time of the option (one hour in the case of an over-the-counter option). Failure to give such notice will constitute an abandonment of the option, in which event it may be exercised for the Customer's Account if it would be profitable for the Customer to do so. Except as required by the Options Clearing Corporation Rules, Herzog has no obligation to exercise any option absent specific instructions from the customer to that effect. If it would not be profitable for the Account due to commission expenses, it may be permitted to expire, or, at Herzog's discretion, sold or acquired by Herzog for some equitable payment to the Customer based on Herzog's expenses and risk, without any liability or responsibility on Herzog's part to the Customer.


        21. IMPARTIAL LOTTERY ALLOCATION SYSTEM. When Herzog holds on the Client's behalf bonds or preferred stocks in street or bearer form which are callable in part, the Customer agrees to participate in the impartial lottery allocation system of the called securities in accordance with the provisions of the New York Stock Exchange, Inc. ("NYSE") rules. Further, the Customer understands when the call is favorable, no allocation will be made to any account in which Herzog, its officers, or employees, have a financial interest until all other customers' positions in such securities are satisfied on an impartial lottery basis.


        22. JOINT ACCOUNTS. (a) If this is a joint account, The Customers agree that each of them shall have authority on behalf of the Account to buy, sell (including short sales), and otherwise deal in, through Herzog as broker, securities or options on margin or otherwise; to receive for the Account confirmations, statements and communications of every kind; to receive for the Account and to dispose of money, securities and other property; to make, terminate, or modify for the Account, agreements relating to these matters or waive any of the provisions of such agreements; and generally to deal with Herzog as if each of the joint owners alone was the Account owner, all without notice to the other Account owner(s). The Customers agree that notice to any Account owner shall be deemed to be notice to all Account owners. Each Account owner shall be jointly and severally liable for this Account.

        (b) Herzog may follow the instructions of any of the joint owners concerning this Account and make delivery to any of the joint owners, of any and all securities in this Account, and make payments to any of the Account owners, of any or all monies in this Account as any of the owners may order and direct, even if such deliveries and/or payments shall be made to one of the Account owners personally, and not for this Account. Herzog shall be under no obligation to inquire into the purpose of any such demand for delivery of said securities or payment, and shall not be bound to see to the application or disposition of the said securities and/or monies so delivered or paid to any of the Account owners.

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


        (c) In the event of the death of any of the joint Account owners, the survivor(s) shall immediately give Herzog written notice thereof, and Herzog may, before or after receiving such notice, take such proceedings, require such documents, retain such portion and/or restrict transactions in the Accounts it deems advisable to protect itself against any tax, liability, penalty or loss under any present or future laws or otherwise. The estate of any of the joint Account owners who shall have died shall be liable and each survivor will be liable jointly and severally, to Herzog for any debt or loss in this Account resulting from the completion of transactions initiated prior to Herzog's receipt of a written notice of such death or incurred in the liquidation of the Account or the adjustment of the interests of the respective parties.

        (d) Any taxes or other expenses becoming a lien against or being payable out of this Account as the result of the death of any of the joint Account owners, or through the exercise by his or her estate or representatives of any rights in this Account shall be chargeable against the interest of the survivor(s) as well as against the interest of the estate of the decedent. This provision shall not release the decedent's estate from any liability provided for in this Agreement.

        (e) JOINT TENANTS WITH RIGHTS OF SURVIVORSHIP (WHEN ONE DIES HIS OR HER INTEREST PASSES TO THE SURVIVORS). Herzog may presume that it is the express intention of the Customers to create an estate or Account as joint tenants with rights of survivorship and to as tenants in common. In the event of the death of either or any of the joint owners, the entire interest in the Account shall be vested in the survivor(s) on the same terms and conditions as theretofore held, without in any manner releasing the decedent's estate from liability.


        23. SUCCESSORS. Customer hereby agrees that this Agreement and all the terms thereof shall be binding upon Customer's heirs, executors, administrators, personal representatives and assigns. This Agreement shall inure to the benefit of Herzog's present organization, and any successor organization, irrespective of any change or changes at any time in the personnel thereof, for any cause whatsoever.


        24. CHOICE OF LAWS. This Agreement shall be deemed to have been made in the State of New York and shall be construed, and the rights and liabilities of the parties determined, in accordance with the laws of the State of New York.


        25. CAPACITY TO CONTRACT, Customer Affiliation. By signing below, the Customer represents that he or she is of legal age, and that he or she is not an employee of any exchange, or of any corporation of which any exchange owns a majority of the capital stock, or of a member of any exchange, or of a member firm or member corporation registered on any exchange, or of a bank, trust company, insurance company, or of any corporation, firm or individual engaged in the business of dealing, either as broker or principal, in securities, bills of exchange, acceptances or other forms of commercial paper, and that the Custom [ILLEGIBLE WORDS] if the Customer is now or becomes so employed. The Customer also represents that

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


no one except the Customer has an interest in the Account or Accounts of the Customer with Herzog.


        26.    (a)    Arbitration Disclosures.
        /bullet/Arbitration is final and binding on the parties.
        /bullet/The parties are waiving their right to seek remedies in court, including the right to jury trial.
        /bullet/Pre-arbitration discovery is generally more limited than and different from court proceedings.
        /bullet/The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.
        /bullet/The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

        (b) Arbitration. Any controversy: (1) arising out of or relating to any of the Customer's accounts maintained individually or jointly with any other party, in any capacity; or (2) relating to the Customer's transactions or accounts with any of Herzog's predecessor firms by merger, acquisition or other business combination from the inception of such accounts: (3) with respect to transactions of any kind executed by, through or with Herzog, its officers, director's agents and/or employees; or (4) with respect to this agreement, or the breach thereof, shall be resolved by arbitration conduced at the New York Stock Exchange, Inc., National Association of Securities Dealers, Inc., or American Stock Exchange, Inc., or any self-regulatory organization ("SRO") subject to the jurisdiction of the Securities and Exchange Commission and pursuant to the arbitration procedures then in effect of any SRO as the Customer may elect. The Individuals who shall serve on a particular arbitration panel shall be determined by the Director of Arbitration. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

        (c) No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; who is a member of a putative class who has no opted out of the class with respect to any claims encompassed by the putative class action until:

               (i)    the class certification is denied;
               (ii)   the class is decertified; or
               (iii)  the customer is excluded from the class by the court.

Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

        27. DISCLOSURES TO ISSUERS. Under rule 14b-1(c) of the Securities Exchange Act of 1934, Herzog is required to disclose to an issuer the name, address, and securities position of its customers who are beneficial owners of that issuer's securities unless the customer

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


objects. Unless the Customer notifies Herzog of such objection by initialing the statement following, Herzog will make such disclosures to issuers.

        I object to the disclosure of such information.


        28. LOAN OR PLEDGE OF SECURITIES. The Customer hereby authorizes Herzog to lend either to itself or to others any securities held by Herzog in the Customer's margin account and to carry such property in its general loans. Such property may be pledged, repledged, hypothecated or rehypothecated either separately or in common with other such property for any amounts due Herzog thereon or for a greater sum, and Herzog shall have no obligation to retain a like amount of similar property in its possession and control.


UNLESS I STRIKE THIS PARAGRAPH AND INITIAL THE SAME, YOU ARE HEREBY SPECIFICALLY AUTHORIZED TO LEND, EITHER SEPARATELY OR WITH OTHER SECURITIES, TO EITHER YOURSELF AS BROKER OR TO OTHERS, ANY SECURITIES HELD BY YOU ON MARGIN OR AS COLLATERAL FOR MY/OUR ACCOUNTS OR AS COLLATERAL THEREFORE, OR MAINTAIN A MARGIN ACCOUNT. THIS AGREEMENT SHALL CONTINUE UNTIL SIGNED NOTICE OF REVOCATION IS RECEIVED BY OR FROM ME AND, IN CASE OF SUCH REVOCATION. IT SHALL CONTINUE IN EFFECT AS TO TRANSACTIONS ENTERED INTO PRIOR THERETO. BY SIGNING THIS AGREEMENT I ACKNOWLEDGE THAT MY SECURITIES MAY BE LOANED TO YOU OR LOANED OUT TO OTHERS.
                               DO NOT INITIAL THIS BOX
                                                        ----------------------
                                                                INITIALS

                      IF YOU HAVE OR WANT A MARGIN ACCOUNT


Paragraph 28 relates to margin accounts, and the lending agreement only becomes operative when transactions are effected on a general/margin account basis.

TAX CERTIFICATION: Under penalties of perjury, I certify (1) that the number shown on this form is my correct taxpayer identification number and (2) that I am not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding. (I understand that if I have been notified by the IRS that I am subject to backup withholding as a result of dividend or interest underreporting, I must cross out the information contained in clause(s) of this paragraph.) FOR PERSONS EXEMPT FROM BACKUP WITHHOLDING (SEE INSTRUCTIONS) WRITE THE WORD "EXEMPT" HERE:

NOTICE:  Any person, whether married,
unmarried or separated, may apply for a
separate account.

  -------------------------------------------------------------------------
        ACCOUNT
        NUMBER

              -------------------------------------------------------------

                  OFF    NUMBER     CASH     CK     MARGIN    CK     A.E.
  -------------------------------------------------------------------------

NOTICE:  This agreement contains a
pre-dispute arbitration clause, which is located on this page at paragraph 26.

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

                ALL INFORMATION BELOW THE LINE MUST BE FILLED IN

- -----------------------------------------------------------------------------------------------------------------
The Customer's   [ ]                  The Social Security          Please print name belonging
Social                                Number or Tax ID             to  S.,S. or Tax I.D.
Security No. or                       Number to the left
[ ] Tax                               belongs to the name
Identification No. is                 on the right.
- -----------------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------

All communications for this account are to be mailed to (NAME AND ADDRESS):

                                        X
                                        -------------------------------------
                                        Customer Signature               Date

                                        X
                                        --------------------------------------
                                        Other Owner's Signature          Date





                                         THE [ ] SOCIAL SECURITY NO. OR
                                         [ ] TAX I.D. NO. SHOWN TO THE LEFT
                                         OF THIS BOX ON THE MAILING LABEL IS
                                         INCORRECT.
                                         THE CORRECT NO. IS

- --------------------------------------------------------------------------------

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